FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              ____________________

                            NationsBank Corporation
             (Exact name of registrant as specified in its charter)


                    North Carolina                     56-0906609
        (State of incorporation or organization) (IRS Employer I.D. No.)

             NationsBank Corporate Center,
        100 North Tryon Street, North Carolina            28255
         (Address of principal executive offices)      (Zip Code)

        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the
        Act:
                                            Name of each exchange on
              Title of each class to          which each class is
                 be so registered               to be registered

                       None                           None

        Securities to be registered pursuant to Section 12(g) of the
        Act:

        Depositary Shares, each representing 1/16th interest in a share of 7% Cumulative Convertible Preferred Stock, Series A.

                                (Title of Class)



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


        ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGIS-
                  TERED.

                  The information set forth under the captions "NA-TIONSBANK CAPITAL STOCK -- NationsBank Common Stock," "-- Na-tionsBank Depositary Shares" and "-- NationsBank New Series A Preferred Stock" included in the Joint Proxy Statement-Prospectus, dated November 15, 1996, which forms part of the Form S-4 Registration Statement No. 333-16189 (the "Form S-4") filed with the Securities and Exchange Commission on November 15, 1996, is incorporated herein by reference.


        ITEM 2.        EXHIBITS.

        Exhibit No.                      Description

             1 Deposit Agreement, dated as of February 24, 1992, among Fourth Financial Corporation, BANK IV Kansas, National Association (n/k/a BANK IV, National Association) and the hold-ers from time to time of Depositary Receipts named thereunder (incorporated herein by ref-erence to Exhibit 4.1 to the Form S-4).

             2 Assignment and Assumption of and Amendment #1 to Deposit Agreement, dated as of January 31, 1996, among Boatmen's Bancshares, Inc., Ac-quisition Sub, Inc. and Bank IV, National Association (incorporated herein by reference to Exhibit 4.2 to the Form S-4).

             3 Form of Assignment, Assumption and Amendment #2 to Deposit Agreement among NationsBank Corporation, NB Holdings Corporation,
                           Boatmen's Trust Company and ChaseMellon
                           Shareholder Services, L.L.C.

             4 Amended and Restated Articles of Incorpora-tion of NationsBank Corporation setting forth the Designations for NationsBank Corporation 7% Cumulative Convertible Preferred Stock, Series A, stated value $100 per share, liqui-dation preference $400 per share (incorpo-rated herein by reference to Exhibit 3.1 to the Form S-4).






                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      NATIONSBANK CORPORATION


                                      By:/s/ John E. Mack
                                         Name: John E. Mack
                                         Title: Senior Vice President
                                                and Treasurer


        Dated:  January 2, 1997




































                           BOATMEN'S BANCSHARES, INC.
                         FORM 8-A REGISTRATION STATEMENT

                                  EXHIBIT INDEX

        Exhibit No.                      Description

             1 Deposit Agreement, dated as of February 24, 1992, among Fourth Financial Corporation, BANK IV Kansas, National Association (n/k/a BANK IV, National Association) and the hold-ers from time to time of Depositary Receipts named thereunder (incorporated herein by ref-erence to Exhibit 4.1 to the Form S-4).

             2 Assignment and Assumption of and Amendment #1 to Deposit Agreement, dated as of January 31, 1996, among Boatmen's Bancshares, Inc., Acquisition Sub, Inc. and Bank IV, National Association (incorporated herein by reference to Exhibit 4.2 to the Form S-4).

             3 Form of Assignment,Assumption and Amendment #2 to Deposit Agreement among NationsBank Corporation, NB Holdings Corporation, Boatmen's Trust Company and ChaseMellon Shareholder Services, L.L.C.

             4 Amended and Restated Articles of Incorpora-tion of NationsBank Corporation setting forth the Designation for NationsBank Corporation 7% Cumulative Convertible Preferred Stock, Series A, stated value $100 per share, liqui-dation preference $400 per share (incorpo-rated herein by reference to Exhibit 3.1 to Form S-4).